Table of Contents
Exhibit 10.7(a)

AGREEMENT FOR PURCHASE OF
LEASEHOLD INTERESTS IN MCKENZIE COUNTY, NORTH DAKOTA

This Agreement for Purchase of Leasehold Interests in McKenzie County, North Dakota (hereinafter referred to as the “Agreement”) is made and entered into effective as of the 15th day of December, 2011, (“Effective Date”) by and between GeoResources, Inc., a Colorado corporation, whose address is 110 Cypress Station Dr., Suite 220, Houston, TX  77090 (hereinafter referred to as “GeoResources”) and Energy One LLC, a Wyoming limited liability company, whose address is 877 N. 8th W., Riverton, Wyoming, 82501 (hereinafter referred to as “Energy One”).  GeoResources and Energy One are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties".

W I T N E S S E T H:

WHEREAS, pursuant to the SE HR Participation Agreement dated December 1, 2010 by and between Zavanna, LLC, Spring Creek Exploration & Production Company, Liberty Resources LLC and Energy One as amended (hereinafter referred to as the “SE HR Participation Agreement”), a true and complete copy of which has previously been provided to GeoResources Inc.,  Energy One has acquired interests in the oil, gas and other mineral leases described in Exhibit A hereto (Energy One’s interest in the oil and gas leases described in Exhibit A being hereinafter referred to as the “SE HR Subject Leasehold”); and

WHEREAS, pursuant to the Yellowstone Participation Agreement dated December 1, 2010 by and between Spring Creek Exploration & Production Company, Liberty Resources LLC, Prairie Petroleum, Inc., Gail Siegal, Administrator CTA Estate of Richard D. Siegal and Energy One as amended (hereinafter referred to as the “Yellowstone Participation Agreement”), a true and complete copy of which has previously been provided to GeoResources Inc., Energy One has acquired interests in the oil, gas and other mineral leases described in Exhibit B hereto (Energy One’s interest in the oil and gas leases described in Exhibit B being hereinafter referred to as the “Yellowstone Subject Leasehold”); and

WHEREAS, pursuant to the terms of the SE HR Participation Agreement, the Yellowstone Participation Agreement and the corresponding joint operating agreements (“JOA”) the wells described in Exhibit C hereto (the “Existing Wells”) have been drilled and completed or were in the process of being drilled by November 30, 2011; and

WHEREAS, Energy One has entered into an agreement with a third party to sell an undivided seventy-five percent (75%)  of Energy One’s interest in the SE HR Subject Leasehold and the Yellowstone Subject Leasehold, save and except Energy One’s interest in the Existing Wells,  pursuant to the terms, provisions and conditions set forth in this Agreement.

WHEREAS, if the sale to a third party does not close on or before January 15, 2012, GeoResources desires to purchase an undivided seventy-five percent (75%) of Energy One’s interest in the SE HR Subject Leasehold and the Yellowstone Subject Leasehold owned by Energy One, save and except Energy One’s interest in the Existing Wells, pursuant to the terms, provisions and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.
ASSIGNMENT

Section 1.1.                      Closing, Assignment of Conveyed Interests and Failure to Close.  If Energy One does not close the transaction with the third party on or before January 15, 2012, GeoResources agrees to purchase and close on the property on or before January 20, 2012, subject to adequacy of title.  Furthermore, if the third party notifies Energy One of its termination of the third party

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Agreement prior the third party closing date, then GeoResources agrees to close this transaction no later than five business days after written notification from Energy One of such termination by the third party, subject to adequacy of title.   At closing, Energy One agrees to convey to GeoResources an undivided seventy five percent (75%) of Energy One’s interest in the SE HR Subject Leasehold and the Yellowstone Subject Leasehold, less and except Energy One’s interest in the Existing Wells as described in Section 1.2 below, (hereinafter referred to as the “Conveyed Interests”) utilizing the form of assignment attached hereto as Exhibit D (the “Assignment”).  The Assignment is subject to and GeoResources will be bound by, the terms and conditions of the SE HR Participation Agreement, the Yellowstone Participation Agreement and all associated JOA’s for the Conveyed Interests.  If Energy One closes the transaction with the third party on or before January 15, 2012, this Agreement is null and void by its owns terms without any further action by the Parties and neither Party will have any further obligations pursuant to this Agreement except for the Confidentiality provision in Section 3.5.

Section 1.2.                      Reservation of Interest in Existing Wells.  The Parties recognize and agree that Energy One is reserving all of its interest in the Existing Wells, being its existing interest in the well bore, equipment and fixtures of each Existing Well and its right to the production that is obtained from each such Existing Well (including any re-working or re-drill of such well, within or above the presently drilled horizon)  from the SE HR Subject Leasehold and the Yellowstone Subject Leasehold (being hereinafter referred to as “Energy One’s Existing Well Interests”).

Section 1.3.                      Effective Date.  The effective date of the Assignment shall December 1, 2011.

ARTICLE II.
CONSIDERATION FOR ASSIGNMENT OF CONVEYED INTERESTS

Section 2.1.                      Consideration for Assignment of Conveyed Interests.  Immediately upon Energy One’s execution and delivery of the Assignment in recordable form, GeoResources shall pay Energy One by wire transfer sixteen million seven hundred thousand dollars ($16,700,000.00) for the Conveyed Interests.

Section 2.2                      Reimbursement of Prepaid Costs.  GeoResources also agrees to reimburse Energy One two hundred fifty-one thousand one hundred and fifty-one dollars ($251,150.00), which is 75% of the amount prepaid for surface location construction costs on the Bunning 35-26 #1H , the Kepner 9-4 #1H and the Skogen 17-20 #1H wells, payable at the same time the consideration is paid in Section 2.1 above.

ARTICLE III.
MISCELLANEOUS

Section 3.1.                      Assignments.  Any Party hereto may assign all or any part of its interest under the terms of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The conveyance or assignment instrument vesting such assignee with all or part of such interests in this Agreement or the SE HR Subject Leasehold and the Yellowstone Subject Leasehold shall provide that the assignment or conveyance is made subject to the terms and conditions contained in this Agreement.

Section 3.2.                      Notices.  All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, facsimile, email or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.  Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.  Email communications shall not be considered sufficient notice under this Agreement.

Section 3.3.                      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument and all of such counterparts shall constitute one and the same instrument.  If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.  The Parties agree

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that each will accept signatures to this Agreement and the Assignment attached as Exhibit D transmitted by facsimile, provided that each Party promptly thereafter provides the other with copies of such documents bearing its original signature.

Section 3.4.                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT, TO THE EXTENT THAT THE LAW OF NORTH DAKOTA, WHERE THE SUBJECT LEASEHOLD IS LOCATED, NECESSARILY GOVERNS, THE LAW OF NORTH DAKOTA SHALL APPLY.  JURISDICTION AND VENUE SHALL BE IN THE COUNTY WHERE THE AFFECTED SUBJECT LEASEHOLD IS LOCATED IN NORTH DAKOTA.

Section 3.5.                      Confidentiality.  Sellers and Buyer shall treat this Agreement as confidential, except that disclosure of the existence of this Agreement and/or its provisions may be made (a) to those officers, employees or other authorized agents and representatives and professional consultants of a party hereto to whom disclosure is reasonably necessary in connection with the potential transactions under this Agreement and who shall agree to be bound by the terms of this Section, 3.5 as otherwise consented to in writing by the parties hereto, or (c) if in the opinion of the disclosing party’s legal counsel (i) such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; (ii) such disclosure is legally required to be made pursuant to the rules or regulations of a stock exchange or similar trading market applicable to the disclosing party; or (iii) such disclosure is legally required to be made by the rules and regulations of any regulatory authority;

IN WITNESS WHEREOF this Agreement is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.

Address:	Energy One LLC
877 N. 8th W.
Riverton, WY 82501
Fax: (307) 857-3050
Phone: (307) 856-9271
Email: mark@usnrg.com

Dated: December 15, 2011	By:	/s/ Mark J. Larsen
Name Printed: Mark J. Larsen
Its: President

Address:	GeoResources, Inc.
110 Cypress Station Dr., Suite 220
Houston, TX 77090
Fax: 281-537-8324
Phone: 281-537-9920
Email: Robert@Georesourcesinc.com

Dated: December 15, 2011	By:	/s/ Robert J. Anderson
Name Printed: Robert J. Anderson
Its: Executive Vice President – Engineering & Acquisitions

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The following is a list of exhibits to the Agreement for Purchase of Leasehold Interests in McKenzie and Williams Counties, North Dakota that were omitted from Exhibit10.6 pursuant to the provisions of Item 601(b)(2) of Regulation S-K.  U.S. Energy Corp. agrees to furnish supplementally a copy of any omitted exhibit or annex to the Securities and Exchange Commission upon request.

1.           Exhibit A                      Description of the SE HR Subject Leasehold
2.           Exhibit B                      Description of the Yellowstone Subject Leasehold
3.           Exhibit C                      SE HR & Yellowstone Existing Wells
4.           Exhibit D                      Form of Assignment